UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 28, 2015

LION BIOTECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

NEVADA
(State of Incorporation)

000-53127	75-3254381
(Commission File Number)	(I.R.S. Employer Identification No.)

21900 Burbank Blvd., Third Floor, Woodland Hills, California	91367
(Address of Principal Executive Offices)	(Zip Code)

(818) 992-3126
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of its annual, year-end employee option grant program, on December 28, 2015, Lion Biotechnologies, Inc. (the “Company”) granted options to purchase common stock to all of its officers and employees. As part of the foregoing option grant program, the Company’s three named executive officers were granted options to purchase the following number of shares of the Company’s common stock: Elma Hawkins, Ph.D., Chief Executive Officer, 58,939 shares; Molly Henderson, Chief Financial Officer, 21,116 shares; and James Bender, Ph. D, Vice President-Manufacturing, 27,622 shares. All of the options have an exercise price of $7.58, which price is the closing trading price of the common stock on December 28, 2015. Provided that the grantees are still employed with the Company on the following dates, the foregoing stock options will vest in installments as follows: (i) Options for the purchase of one-third of the shares shall vest on December 28, 2016; and (ii) the remaining stock options shall thereafter vest in eight equal installments at the end of each quarter over the following two years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

LION BIOTECHNOLOGIES, INC.

Date:	January 4, 2016	By:	/s/ Molly Henderson
Molly Henderson, Chief Financial Officer